News Release

July 14, 2009	Trading Symbol: KWPW:OTCBB

KEEWATIN ANNOUNCES CLOSING OF
ACQUISITION OF SKY HARVEST WINDPOWER CORP.

On July 13, 2009 Keewatin Windpower Corp. (“Keewatin”) completed the acquisition of all of the issued and outstanding shares of Sky Harvest Windpower Corp (“Sky Harvest”). Sky Harvest is a private company incorporated under the laws of Canada in the business of wind power generation. Closing of the acquisition (the “Transaction”) was completed in accordance with the terms and conditions of the Share Exchange Agreement between Keewatin, Keewatin Windpower Inc., a wholly owned subsidiary of Keewatin (“ExchangeCo”), Sky Harvest and all of the shareholders of Sky Harvest dated for reference May 11, 2009.

“We are pleased to have closed the Sky Harvest acquisition, which marks an important milestone for our business. This transaction will bring a near-term project with well-advanced engineering and environmental assessment. Working with Genivar Consultants and Golder Associates since 2006, we believe Sky Harvest is well prepared to respond to proposals from the Saskatchewan provincial utility. We also believe that the acquisition of Sky Harvest will lead to further opportunities for development, growth, and increased shareholder value”, said Chris Craddock, CEO of Keewatin.

Pursuant to the terms of the Share Exchange Agreement, each shareholder of Sky Harvest received 1.5 shares in the capital of Keewatin for each 1 common share of Sky Harvest they held prior to closing. In exchange for all of the issued and outstanding shares of Sky Harvest, on July 13, 2009 Keewatin issued a total of:

(i)

220,500 shares of its common stock to Sky Harvest Shareholders resident in the U.S. pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the “1933 Act”), each of whom represented that they were an “accredited investor” as such term is defined in Regulation D;

(ii)

720,000 shares of its common stock to Sky Harvest shareholders pursuant to Regulation S of the 1933 Act, each of whom represented that they were not a “U.S. person” as such term is defined in Regulation S of the 1933 Act; and

(iii)

16,400,016 exchangeable shares of its subsidiary ExchangeCo, each of which is exchangeable into one share of Keewatin in accordance with the terms and conditions of the Share Exchange Agreement, the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement entered into concurrently with the closing of the Transaction. The exchangeable shares were issued to Sky Harvest shareholders in order to minimize any adverse tax consequences for Canadian shareholders of Sky Harvest.

In connection with the Transaction, Keewatin received a fairness opinion prepared by an independent valuator. Following closing of the Transaction, Keewatin has 13,332,000 shares of common stock issued and outstanding and 16,400,016 shares of its common stock reserved for issuance upon conversion of the exchangeable shares. Current directors and officers of Keewatin received an aggregate of 9,166,500 exchangeable shares in connection with the transaction. The current directors of Keewatin are also directors, officers and shareholders of Sky Harvest.

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements Forward-looking statements may include financial and other projections, as well as statements regarding the Company’s future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated.

Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of environmental impacts are inaccurate; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended windfarm business, and that weather, logistical problems or hazards may prevent us from continuing the development of our windfarm business. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

ON BEHALF OF THE BOARD OF	Investor Relations 1 877 700 7021
KEEWATIN WINDPOWER CORP.	toll free

Chris Craddock, President

For information on Sky Harvest Windpower see www.skyharvestwind.com